                                                                  EXHIBIT 99.1


CONTACT:
Daniel G. Welch                           Chris A. Rallis
Chairman and CEO                          President and Chief Operating Officer
Triangle Pharmaceuticals, Inc.            Triangle Pharmaceuticals, Inc.
(919) 493-5980                            (919) 493-5980
www.tripharm.com                          www.tripharm.com

FOR IMMEDIATE RELEASE:



       Triangle Pharmaceuticals Names Daniel G. Welch as Chairman and CEO

DURHAM, NORTH CAROLINA, AUGUST 5, 2002 - Triangle Pharmaceuticals, Inc. (Nasdaq:
VIRS) announced today that Daniel G. Welch has been appointed Chairman and CEO effective August 5, 2002. Mr. Welch succeeds Dr. David Barry, founder and former Chief Executive Officer, who passed away in January of this year.

Mr. Welch has over 23 years of pharmaceutical experience with specialty pharmaceutical companies as well as with leading global pharmaceutical companies. From 2000 to the present, Mr. Welch was President, Biopharmaceuticals at Elan Corporation where he was responsible for the worldwide activities of Elan's largest business unit, including the U.S. commercial operation, the international subsidiaries, the R&D function and the diagnostics businesses. From 1987 to 2000, Mr. Welch held various executive positions at Sanofi-Synthelabo and its predecessor companies Sanofi and Sterling Winthrop, including Vice President Worldwide Marketing and Executive Vice President and Chief Operating Officer of U.S. operations. At Sanofi-Synthelabo, Mr. Welch was instrumental in the launch of several important products including Plavix(R), a leading antiplatelet agent in the cardiovascular area, and Avapro(R), a leading antihypertensive agent in the angiotensin II receptor antagonist class. Prior to that, Mr. Welch was with American Critical Care, a division of American Hospital Supply, which was subsequently acquired by DuPont.

Tony Evnin, Ph.D., a member of Triangle's Board of Directors, stated, "Mr. Welch brings a wealth of pharmaceutical, commercial and senior management expertise acquired over 23 years in the global pharmaceutical industry. Mr. Welch's success in leading launches of blockbuster pharmaceuticals, his international business experience, strong operational skills and experience in leading a large R&D organization make him uniquely suited to convert the promise of Triangle's pipeline into a successful development and commercial enterprise."

Mr. Welch commented, "I am very pleased to be joining Triangle at such an exciting time in its development. With Coviracil(R) for HIV nearing NDA filing, a deep pipeline of innovative products, and a strong operational and development team, Triangle is poised to become a leading commercial organization in the antiviral space. I look forward to working with the outstanding team at Triangle to bring its product candidates onto the market and further strengthen the arsenal of antiviral agents for patients with HIV and HBV."

Triangle Pharmaceuticals, Inc. is a specialty pharmaceutical company engaged in the development of new antiviral drug candidates, with a particular focus on therapies for the human immunodeficiency virus (HIV) and the hepatitis B virus. Triangle's proprietary drug candidates under development for HIV and/or hepatitis B include Coviracil(R) (emtricitabine), amdoxovir (formerly DAPD), and clevudine (formerly L-FMAU). Triangle is also developing immunotherapies for hepatitis B in collaboration with Dynavax Technologies Corporation (Dynavax) utilizing Dynavax' immunostimulatory sequence (ISS) technology. More information about Triangle's portfolio, management and product development strategy is available on Triangle's website.

STATEMENTS IN THIS PRESS RELEASE THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS AND ARE SUBJECT TO NUMEROUS RISKS AND UNCERTAINTIES, INCLUDING THE RISK THAT THE COMPANY WILL NOT FILE THE NDA AND OTHER SUBMISSION PACKAGES AS PLANNED. ADDITIONALLY, OTHER RISKS INCLUDE THE FACT THAT CLINICAL TRIALS FOR OUR DRUG CANDIDATES MAY NOT PROCEED AS PLANNED AND REGULATORY SUBMISSIONS FOR THOSE DRUG CANDIDATES MAY BE DELAYED, THE COMPANY MAY BE UNABLE TO SUCCESSFULLY COMPLETE PIVOTAL CLINICAL TRIALS OR ITS TRIALS COULD BE HALTED OR TERMINATED BY REGULATORY AUTHORITIES, ITS INABILITY TO COMMERCIALIZE AMDOXOVIR AND ISS-BASED THERAPIES DUE TO PATENT RIGHTS HELD BY THIRD PARTIES, ITS ABILITY TO OBTAIN ADDITIONAL CAPITAL, ITS ABILITY TO OBTAIN PATENT PROTECTION AND REQUIRED REGULATORY APPROVALS FOR ITS DRUG CANDIDATES, THE DEVELOPMENT OF COMPETITIVE PRODUCTS BY OTHERS, THE COST OF COACTIVE THERAPY AND THE EXTENT TO WHICH COACTIVE THERAPY ACHIEVES MARKET ACCEPTANCE, THE COMPANY'S SUCCESS IN IDENTIFYING NEW DRUG CANDIDATES, ACQUIRING RIGHTS TO THE CANDIDATES ON FAVORABLE TERMS AND DEVELOPING ANY CANDIDATES TO WHICH THE COMPANY ACQUIRES ANY RIGHTS, AND THAT THE COMPANY'S COLLABORATIONS WITH THIRD PARTIES MAY NOT PROVE SUCCESSFUL. THESE AND OTHER RISKS ARE DISCUSSED IN DETAIL FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. AS A RESULT OF THESE AND OTHER RISKS AND UNCERTAINTIES, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PREDICTED IN THIS PRESS RELEASE. THE COMPANY DISCLAIMS ANY OBLIGATIONS TO UPDATE ANY FORWARD-LOOKING STATEMENTS IN THIS PRESS RELEASE.